Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant's phone number including area code:   919/716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 UCT 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events

On June 28, 2012, Deutsche Bank National Trust Company, which serves as indenture trustee for First Citizens BancShares, Inc.'s $154,640,000 aggregate principal amount of 8.05% Junior Subordinated Deferrable Interest Debentures due March 1, 2028 (the “Debentures”), and as property trustee for First Citizens BancShares, Inc.'s capital trust subsidiary, FCB/NC Capital Trust I (the “Trust”), notified investors that First Citizens BancShares, Inc. will redeem the Debentures in whole on July 31, 2012 (the “Redemption Date”). The redemption price will be 102.42% of the principal amount of the Debentures, plus accrued and unpaid interest to the Redemption Date.

All of the Debentures are held by the Trust, and redemption of the Debentures will result in the Trust's redemption in whole on the Redemption Date of its outstanding 8.05% trust preferred securities issued during 1998 in the aggregate liquidation amount of $150,000,000 (CUSIP 30244AAC4). The redemption price of the trust preferred securities will be 102.42% of their liquidation amount, plus accrued and unpaid distributions to the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

By: /s/ Kenneth A. Black
Date: June 28, 2012	Kenneth A. Black, Vice President